UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, the board of directors of CNET Networks (“CNET” or the “Company”) has established a special committee of independent directors to review the Company’s stock option practices and related accounting. The special committee is assisted by independent counsel and outside accounting experts. The special committee is continuing its review and has not completed its work or reached final conclusions.

The special committee and the Company have reached the preliminary conclusion that the actual measurement dates for certain stock options granted between 1998 and 2001 differ from the recorded measurement dates. CNET accordingly expects to record non-cash charges for stock-based compensation expense in certain reported periods commencing with the year ended December 31, 1998. These charges continue during at least the vesting periods of the options and therefore affect subsequent periods, decreasing net income or increasing net loss.

The Company believes that these charges are material and expects to restate its financial statements for 2003, 2004 and 2005 contained in the Company’s Annual Report on Form 10-K filed in March 2006 and the Company’s balance sheet as of March 31, 2006. Accordingly, on July 7, 2006, based on a report from the special committee concerning its work done to date, the Company’s board of directors concluded that the financial statements and all earnings and press releases and similar communications issued by the Company relating to periods commencing on January 1, 2003 should not be relied upon. The Company has discussed these matters with its independent registered public accountants.

The Special Committee’s review is continuing and the Company may conclude that the measurement dates for options granted in periods not yet reviewed differ from the recorded measurement dates. Based on the continuing review by the special committee, the Company may also conclude that the financial statements issued by the Company with respect to additional periods should not be relied upon and may restate its financial statements for earlier years and its operating results for the first quarter of 2006.

The Company will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on a timely basis pending completion of the special committee’s review and completion of procedures by the Company’s independent registered public accountants.

A copy of the press release announcing the planned restatement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 10, 2006